                              Baillie Gifford Funds

                            SHAREHOLDER SERVICE PLAN
                             Effective June 29, 2000


     This Shareholder Service Plan (the "Plan") constitutes the Service Plan relating to the Class I, Class II and Class III (each a "Class", and collectively the "Classes") Shares (the "Shares"), as applicable, of each Fund listed on Exhibit I hereto, (collectively, the "Funds"), each a series of Baillie Gifford Overseas Limited, a Massachusetts business trust (the "Trust").

     Section 1. The Trust, on behalf each Class of Shares of the Funds, will pay to Baillie Gifford Overseas Limited, a Scotland company that acts as the shareholder and client servicer of each Class of the Funds' Shares, or such other entity as shall from time to time act as the shareholder servicer of such Class of the Funds' Shares (the "Shareholder Servicer"), a fee (the "Shareholder Service Fee") for services rendered and expenses borne by the Shareholder Servicer in connection with the provision of personal services provided to investors in Shares of the Funds and/or the maintenance of shareholder accounts, at an annual rate not to exceed the percentage of such Class of Fund Shares' average monthly net assets set forth on the Service Fee Schedule attached as
Exhibit II hereto of a Fund's average montly net assets attributable to the Shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Shareholder Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Shareholder Service Fee shall be computed, accrued and paid monthly or at such other intervals as the Trustees shall determine. The Shareholder Servicer may pay all or any portion of the Shareholder Service Fee to shareholder servicing agents or other organizations (including, but not limited to, any affiliate of the Shareholder Servicer) as service fees pursuant to agreements with such organizations for providing personal services to investors in Shares of the Funds and/or the maintenance of shareholder accounts, and may retain all or any portion of the Shareholder Service Fee as compensation for providing personal services to investors in Shares of the Funds and/or the maintenance of shareholder accounts. All payments under this Service Plan are intended to qualify as "service fees" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time.

     Section 2. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan. This Plan shall continue in effect for a period of more than one year after the date this Plan takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, by required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan.

     Section 3. Notwithstanding effectiveness of this Plan upon votes required by Section 2 hereof, in no event shall the Trust pay to the Shareholder Servicer any Shareholder Service Fee under this Plan unless and until the Trustees of the Trust have specifically authorized and approved such payments by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) or both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the payment of Shareholder Service Fees under this Plan.

     Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 5. This Plan may be terminated at any time by vote of a majority of the Independent Trustees.

     Section 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, on not more than 60 days' written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment; provided, however, in the event of consolidation or merger in which the Shareholder Servicer is not the surviving corporation or which results in the acquisition of substantially all the Shareholder Servicer's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Shareholder Servicer's assets, the Shareholder Servicer may assign any such agreement to such surviving entity, acquiring entity, assignee or purchaser, as the case may be.

     Section 7. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 1 hereof without approval in the manner provided for the continuation of this Plan in Section 2 hereof.

     Section 8. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                                                       EXHIBIT I


                         The International Equity Fund
                         The EAFE Fund
                         The Emerging Markets Fund

SERVICE FEE SCHEDULE                                                  EXHIBIT II

CLASS I SHARES

                           FUND                                 SERVICE FEE
--------------------------------------------------------------------------------
The International Equity Fund                                      0.25%
--------------------------------------------------------------------------------
The EAFE Fund                                                      0.25%
--------------------------------------------------------------------------------
The Emerging Markets Fund                                          0.25%
--------------------------------------------------------------------------------

CLASS II SHARES
                           FUND                                 SERVICE FEE
--------------------------------------------------------------------------------
The International Equity Fund                                      0.15%
--------------------------------------------------------------------------------
The EAFE Fund                                                      0.15%
--------------------------------------------------------------------------------
The Emerging Markets Fund                                          0.15%
--------------------------------------------------------------------------------

CLASS III SHARES
                           FUND                                 SERVICE FEE
--------------------------------------------------------------------------------
The International Equity Fund                                      0.05%
--------------------------------------------------------------------------------
The EAFE Fund                                                      0.05%
--------------------------------------------------------------------------------
The Emerging Markets Fund                                          0.05%
--------------------------------------------------------------------------------